                                                                    Exhibit 10.7





                           STOCK PURCHASE AGREEMENT

                                    between

                       C-BRIDGE INTERNET SOLUTIONS, INC.

                                      and

                                RAYMOND J. LANE

                           STOCK PURCHASE AGREEMENT


     Stock Purchase Agreement (the "Agreement") made as of the 9th day of June, 1999 by and between C-Bridge Internet Solutions, Inc., a Delaware corporation (the "Company"), and Raymond J. Lane, a California resident (the "Investor").

                             Preliminary Statement
                             ---------------------

     The Investor desires to purchase, and the Company desires to sell, 333,334 shares (collectively, the "Shares") of the common stock, $0.000001 par value per share (the "Common Stock"), of the Company, for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase and Sale of the Shares
          -------------------------------

          1.01  Purchase of the Shares from the Company.  Subject to and upon
                ---------------------------------------
the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company shall sell, transfer, convey, assign and deliver to the Investor, and the Investor shall purchase, acquire and accept from the Company, the Shares. At the Closing, the Company shall deliver to the Investor certificate(s) evidencing the Shares.

          1.02  Further Assurances.  At any time and from time to time after the
                ------------------
Closing, at the Investor's request and without further consideration, the Company shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Investor may reasonably request, more effectively to transfer, convey and assign to the Investor, and to confirm the Investor's title to, the Shares and to carry out the purpose and intent of this Agreement.

          1.03  Purchase Price for the Shares.  The purchase price to be paid by
                -----------------------------
the Investor for the Shares shall be Six Dollars ($6.00) per share, for an aggregate consideration of Two Million and Four Dollars ($2,000,004) (the "Purchase Price"). At the Closing, the Investor shall deliver to the Company the Purchase Price in cash, by cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

     2.   Representations of the Company
          ------------------------------

          The Company represents and warrants to the Investor that:

          2.01  Organization.  The Company is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) of the assets, properties and business of the Company (a "Company Material Adverse Effect"). Certified copies of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, have been previously delivered to the Investor, are true, complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

          2.02  Capitalization of the Company.  The Company's authorized capital
                -----------------------------
stock consists of 30,000,000 shares of Common Stock and 5,000,000 shares of undesignated Preferred Stock, $.01 par value per share, of which less than 11,000,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding on the date hereof. All such issued and outstanding shares of Common Stock have been, and on the Closing Date the Shares will be, duly and validly issued and are, or will be on such date, fully paid and non-assessable. Except for outstanding warrants and options to acquire less than 7,000,000 shares of Common Stock, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. 510,000 shares of issued and outstanding shares of Common Stock are held in the treasury of the Company.

          2.03  Authorization.  The execution and delivery by the Company of
                -------------
this Agreement and the agreements provided for herein, and the consummation by the

Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound, except for such instances which would not reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect.

          2.04  Financial Statements.  The financial statements dated as of
                --------------------
March 31, 1999 of the Company (the "Company Financial Statements"), were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly present in all material respects, the financial position of the Company as at the respective dates indicated thereon and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount.

          2.05  Absence of Undisclosed Liabilities.  Except as and to the extent
                ----------------------------------
(a) reflected and reserved against in the most recent balance sheet included in the Company Financial Statements (the "Balance Sheet") or (b) incurred in the ordinary course of business after the date of the Balance Sheet and not material in amount, either individually or in the aggregate, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties or business of the Company.

          2.06  Litigation.  There is no action, suit or proceeding to which the
                ----------
Company is a party (either as a plaintiff or defendant) pending or, to the knowledge of the Company, threatened, before any court or governmental agency, authority, body or arbitrator ("Governmental Entity") which would be considered reasonably likely to result in a Company Material Adverse Effect. The Company has not been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company, and there is not in existence on the date hereof any order, judgment or decree of any Governmental Entity enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

          2.07  Intangible Property.  The Company owns, is licensed or otherwise
                -------------------
possesses legally enforceable rights to use, all items of intangible property used or otherwise necessary in connection with the business of the Company, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"). Except as otherwise disclosed in Schedule 2.07 attached hereto:
                                              -------------

          (a) the Company has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

          (b) the Company has not received written notice of, and has no knowledge of any reasonable basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the operations, activities, products, services or publications of the Company or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others, except for such claims, actions and proceedings which would not reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect;

          (c) there are no outstanding, nor to the knowledge of the Company, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements to which the Company is a party or with respect to infringement by a third party of any of the Intangible Property; and

          (d) the Company has taken reasonable steps to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property.

          2.08  Properties.  All real property leases of the Company are in good
                ----------
standing, valid and effective in accordance with their respective terms, and the Company is not in default under any such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not reasonably be expected to result in a Company Material Adverse Effect.

          2.09  Tax Matters.  Except for such instances as would not,
                -----------
individually or in the aggregate, be considered reasonably likely to result in a Company Material Adverse Effect:

          (a) within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

          (b) the Company has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, including, without limitation, income, franchise, real estate, sales and withholding taxes and other employee benefits, taxes and imports;

          (c) the Company has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes; and

          (d) no examination of the federal, state, local or foreign tax returns of the Company is currently in progress nor, to the knowledge of the Company, threatened and no deficiencies have been asserted or assessed against either the Company as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

          2.10  Books and Records.  The general ledgers and books of account of
                -----------------
the Company, all federal, state and local income, franchise, property and other tax returns filed by the Company are in all material respects true, complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          2.11  Contracts and Commitments.  The Company has not breached, or
                -------------------------
received in writing any claim or threat that it has breached, any of the material terms or conditions of any agreement, contract or commitment that would permit any other party to collect material damages from the Company under any contract which is material to the Company ("Company Material Contract"). Each Company Material Contract that has not expired or been terminated in accordance with its terms is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company pursuant to such the Company Material Contract. To the knowledge of the Company, none of the parties to the Company Material Contracts have terminated or in any way expressed an intent to materially reduce or terminate the amount of business with the Company in the future.

          2.12  Compliance with Agreements and Laws.  The Company has complied
                -----------------------------------
in all material respects with all applicable federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any notices of violation with respect to, any such statute, law or regulation with respect to the conduct of its business or the ownership or operation of its business, including the federal Foreign Corrupt Practices Act and all United States statutes, laws and regulations as from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States.

          2.13  Environmental Matters.  To the knowledge of the Company, no
                ---------------------
underground storage tanks are present under any property that the Company currently occupies or that the Company has at any time owned, operated, occupied or leased and no amount of any Hazardous Materials (as defined below) is present as a result of the actions of the Company or, to the knowledge of the Company, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereon, that the Company has at any time owned, operated, occupied or leased, except for such instances where the presence of such underground storage tanks or Hazardous Materials would not reasonably be expected to have a Company Material Adverse Effect. At no time has the Company engaged in any Hazardous Materials Activities (as defined below) in violation of any rule, regulation, treaty or statute promulgated by any Governmental

Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activities, which violation has or would be reasonably likely to have a Company Material Adverse Effect. The Company holds all Environmental Permits (as defined below), the absence of which would reasonably be expected to have a Company Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, concerning any Environmental Permit or any Hazardous Materials Activities of the Company. The Company is not aware of any fact or circumstance which would reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability which would reasonably be expected to have a Company Material Adverse Effect.

          For purposes of this Agreement, "Hazardous Materials" means any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws; "Hazardous Materials Activities" means the transportation, storage, use, manufacture, disposal of, release or exposure of employees or others to Hazardous Materials; and "Environmental Permits" means environmental approvals, permits, licenses, clearances and consents.

          2.14  Employee Benefit Plans.
                ----------------------

          (a) Employee Plans.  The Company has made available to the Investor
              --------------
true, correct and complete copies of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA, relating to the Company's employees maintained by the Company or by any other member (hereinafter, "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Employee Plans") and, except as set forth on Schedule 2.14(a) attached hereto, the Company has no
         -------- -------
obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

          (b) Prohibited Transactions.  Neither the Company nor any of its
              -----------------------
Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, the Investor or any of his Affiliates or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (c) Compliance.  With respect to all Employee Plans, the Company and
              ----------
its Affiliates are in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. The Company and its Affiliates have in all respects performed all obligations required to be performed by them under, and is not in violation in any respect of, and there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on Schedule 2.14(c) attached hereto: (i) none of the Employee Plans
                ----------------
which are subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code; (ii) no liability has been incurred to, nor has any event or circumstance occurred, nor will any event or circumstance occur prior to the Closing Date, which could result in such a liability being asserted by, the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee Plan); (iii) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived;
(iv) neither the Company nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan; (v) there has been no "reportable event" within the meaning of Section 4043(b)(1)-(9) of ERISA, or any event described in Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed herein or on accompanying schedules; (vi) neither Company nor any Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under
Section 302(f) of ERISA; and

(vii) neither the Company nor any Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under Section 307 of ERISA, (viii) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA.

          2.15  Absence of Certain Changes or Events.  Since the date of the
                ------------------------------------
Balance Sheet, the Company has conducted its businesses only in the ordinary course, in a manner consistent with past practice, and there has not been: (i) any Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company which would reasonably be expected to result in a Company Material Adverse Effect; (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its assets, other than in the ordinary course of business consistent with past practice, or (v) any other action or event that would reasonably be expected to result in a Company Material Adverse Effect.

          2.16  Regulatory Approvals.  All consents, approvals, authorizations
                --------------------
or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company and which are necessary for the execution and delivery by the Company of this Agreement or any documents to be executed and delivered by the Company in connection herewith have been, or prior to the Closing Date will be, obtained and satisfied.

          2.17  Disclaimer of Other Representations and Warranties; Schedules.
                --------------------------------------------------------------

          (a) THE COMPANY DOES NOT MAKE, AND HAS NOT MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES RELATING TO THE COMPANY, THE BUSINESS OF THE COMPANY OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN THOSE EXPRESSLY SET FORTH HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY HAS NOT MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES AS TO THE INFORMATION CONTAINED IN ANY MANAGEMENT PRESENTATION RELATING TO THE BUSINESS OF THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL

INFORMATION OR ANY PRESENTATIONS ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY (IT BEING UNDERSTOOD THAT THIS SECTION SHALL NOT BE DEEMED TO LIMIT THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, INCLUDING BUT NOT LIMITED TO, THOSE WITH RESPECT TO THE FINANCIAL STATEMENTS). NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO THE COMPANY, THE BUSINESS OF THE COMPANY OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND, IF MADE, SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

          (b) Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules. Certain information set forth in the Schedules may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

     3.   Representations of the Investor
          -------------------------------

          The Investor represents and warrants to the Company as follows:

          (a) the Investor is acquiring the Shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof;

          (b) the Investors's overall commitment to investments which are not readily marketable is not disproportionate to the Investor's net worth and the Investor's investment in the Company will not cause such overall commitment to become excessive. The Investor has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the Investor's investment in the Company, and the Investor has no need for liquidity in this investment;

          (c) the Investor has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of this investment;

          (d) the Company has made available to the Investor all documents requested and has provided answers to all of his questions regarding an investment in the Company. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement. In addition, the Investor has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them;

          (e) the Investor is acquiring shares of Common Stock without being furnished any offering literature or prospectus;

          (f) the Investor understands that an investment in the Company involves significant risks, and the Investor is aware of all of the risk factors related to the purchase of shares of Common Stock; and

          (g) the certificate representing shares of Common Stock will contain a legend substantially as follows:

          "These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under Securities Act of 1933 is in effect or (ii) the corporation has receives an opinion of counsel, which is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933."

     4.   Public Announcements
          --------------------

          The parties agree that, except as required by applicable law or regulation, any and all general public pronouncements or other general public communications concerning this Agreement and the purchase of the Shares by the Investor, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Company and the Investor.

     5.   Conditions to Obligations of the Investor
          -----------------------------------------

          The obligations of the Investor under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in the sole discretion of the Investor:

          5.01  Continued Truth of Representations and Warranties of the
                --------------------------------------------------------
Company; Compliance with Covenants and Obligations.  The representations and
---------------------------------------------------
warranties of the Company shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date (even though they purport to have been given on a date prior to the Closing
Date), except for any changes permitted by the terms hereof or consented to in writing by the Investor. The Company shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with prior to or at the Closing Date, and the Company shall have delivered to the Investor a certificate signed by the President and Chief Financial Officer of the Company to such effect.

          5.02  Adverse Proceedings.  No action or proceeding by or before any
                -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Investor to own the Shares after the Closing.

          5.03  Closing Deliveries.  The Investor shall have received at or
                -------------------
prior to the Closing such documents, instruments or certificates as the Investor may reasonably request including, without limitation:

          (a) the stock certificate representing the Shares;

          (b) such certificates of the Company's officers and such other documents evidencing satisfaction of the conditions specified in this Section as the Investor shall reasonably request;

          (c) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Company in Delaware;

          (d) certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered to the Investor;

          (e) a cross receipt executed by the Company.

     6.   Conditions to Obligations of the Company
          ----------------------------------------

          The obligations of the Company under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in the sole discretion of the Company:

          6.01  Continued Truth of Representations and Warranties of the
                --------------------------------------------------------
Investor; Compliance with Covenants and Obligations.  The representations and
---------------------------------------------------
warranties of the Investor in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date. The Investor shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by him prior to or at the Closing Date.

          6.02  Adverse Proceedings.  No action or proceeding by or before any
                -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Company to issue and sell the Shares.

          6.03  Closing Deliveries.  The Company shall have received at or
                -------------------
prior to the Closing such documents, instruments or certificates as the Company may reasonably request including, without limitation:

               (a) payment of the Purchase Price; and

               (b) a cross receipt executed by the Investor.

     7.   Survival of Representations.  All representations and warranties made
          ---------------------------
by the Company in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and (any investigation at any time made by or on behalf of the Investor) for a period of one year.

     8.   Termination of Agreement; Option to Proceed; Damages
          ----------------------------------------------------

          8.01  Termination by Lapse of Time.  This Agreement shall terminate at
                ----------------------------
5:00 p.m., Boston Time, on June 15, 1999, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Company and the Investor.

          8.02  Termination by Agreement of the Parties.  This Agreement may be
                ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Investor shall have no further obligation or liability to the Company under this Agreement, and the Company shall have no further obligation or liability to the Investor under this Agreement.

          8.03  Termination by Reason of Breach.  This Agreement may be
                -------------------------------
terminated by the Company, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Investor or the failure by the Investor to perform any condition or obligation hereunder, and may be terminated by the Investor, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Company or the failure of the Company to perform any condition or obligation hereunder.

     9.   Brokers
          -------

          9.01  For the Company.  The Company represents and warrants that no
                ---------------
person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Company agrees to indemnify and hold harmless the Investor against any claims or liabilities asserted against him by any person acting or claiming to act as a broker or finder on behalf of the Company.

          9.02  For the Investor.  The Investor represents and warrants that no
                ----------------
person, firm or corporation has acted in the capacity of broker or finder on his behalf to bring about the negotiation of this Agreement. The Investor agrees to indemnify and hold harmless the Company against any claims or liabilities asserted against him by any person acting or claiming to act as a broker or finder on behalf of the Investor.

          9.03  Notices
                -------

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          To the Investor:          Raymond J. Lane



          With a copy to:           Alan H. Roth



          To the Company:           C-Bridge Internet Solutions, Inc.
                                    219 Vassar Street
                                    Cambridge, MA 02139
                                    Attention:  Alan Roth, Esq.

          With a copy to:           Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Attention:  John A. Burgess, Esq.

     Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or
(b) three business days after being sent, if sent by registered or certified mail.

     10.  Successors and Assigns
          ----------------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Investor, on the one hand, and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Investor may assign this Agreement, and
             --------  -------
its rights and obligations hereunder, to an Affiliate of the Investor. Any assignment in contravention of this provision shall be null and void. No assignment shall release the Investor or the Company from any obligation or liability under this Agreement.

     11.  Entire Agreement; Amendments; Attachments
          -----------------------------------------

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Investor and the Company, by the consent of its Board of Directors or officers authorized by such Board, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Investor and the Company.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     12.  Severability
          ------------

          Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     13.  Expenses
          --------

          The Investor, on the one hand, and the Company, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them, respectively, in connection with the transactions contemplated hereby.

     14.  Legal Fees
          ----------

          In the event that legal proceedings are commenced by the Investor against the Company, or by the Company against the Investor, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     15.  Governing Law
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     16.  Section Headings
          ----------------

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     17.  Counterparts
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto as of and on the date first above written.



                                INVESTOR:


                                       /s/ Raymond J. Lane
                                -----------------------------------
                                RAYMOND J. LANE


                                COMPANY:

                                C-BRIDGE INTERNET SOLUTIONS, INC.

                                By:     /s/ Joseph M. Bellini
                                   -----------------------------------
                                Title:     President and Chief Executive Officer
                                      ------------------------------------------